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                                                               Exhibit 10.15






                                   NORTHTECH
                                 BUSINESS PARK


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                               TABLE OF CONTENTS


Article                                                                    Page
-------                                                                    ----
 1.     LEASE OF PREMISES ................................................  1

 2.    DEFINITIONS ......................................................   1

 3.    EXHIBITS AND ADDENDA .............................................   2

 4.    DELIVERY OF POSSESSION ...........................................   3

 5.    RENT .............................................................   3

 6.    INTERST AND LATE CHARGES .........................................   4

 7.    SECURITY DEPOSIT .................................................   4

 8.    TENANT'S USE OF THE PREMISES .....................................   4

 9.    SERVICES AND UTILITIES ...........................................   5

10.  CONDITION OF THE PREMISES ........................................     5

11.  CONSTRIOTION, REPAIRS AND MAINTENANCE ............................     5

12.  ALTERATIONS AND ADDITIONS ........................................     6

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY ........................     6

14.  RULES AND REGULATIONS ............................................     6

15.  CERTAIN RIGHTS RESERVED BY LANDLORD ..............................     7

16.  ASSIGNMENT AND SUBLETTING ........................................     7

17.  HOLDING OVER .....................................................     8

18.  SURRENDER OF PREMISES ............................................     8

19.  DESTRUCTION OR DAMAGE ............................................     8

20.  EMINENT DOMAIN ...................................................     8

21.  INDEMNIFICATION ..................................................     9

22.  TENANT'S INSURANCE ...............................................     9

23.  WAIVER OF SUBROGATION ............................................     9

24.  SUBORDINATION AND ATTORNMENT .....................................     9

25.  TENANT ESTOPPEL CERTIFICATES .....................................    10

26.  TRANSFER OF LANDLORD'S INTEREST ..................................    10

27.  DEFAULT ..........................................................    10

28.  BROKERAGE FEES ...................................................    12

29.  NOTICES ..........................................................    12

30.  GOVERNMENT ENERGY OR UTILITY CONTROLS ............................    12

32.  QUIET ENJOYMENT ..................................................    12

33.  OBSERVANCE OF LAW ................................................    12

34.  FORCE MAJEURE ....................................................    12

35.  CURING TENANT'S DEFAULTS .........................................    12

36.  SIGN CONTROL .....................................................    12

37.  HAZARDOUS SUBSTANCES .............................................    13

38.  PARKING ..........................................................    14

39.  MISCELLANEOUS  ...................................................    14

40.  WAIVER OF JURY TRIAL .............................................    15

EXHIBIT "A" ...........................................................    17

EXHIBIT "B" ...........................................................    18

EXHIBIT "C" ...........................................................    19

EXHIBIT "D" ...........................................................    26



                            NORTHTECH BUSINESS PARK

This lease between Real Estate Income Partners III, Limited Partnership, ("Landlord"), and International Data Products, Corp. ("Tenant"), is dated, for reference purposes only, January 6, 1995.

1. LEASE OF PREMISES

   In consideration of the Rent (as defined at Article 5) and the provisions of this Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit "A", and further described at section 2h. The Premises are located within the Building and Project described in Section 2i. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use of the Common Areas (as defined at Section 2f).

2. DEFINITIONS

   As used in this Lease, the following terms shall have the following meanings:

   a. Commencement date: January 6, 1995.

   b. Expiration Date; February 29, 2000, unless otherwise sooner terminated in accordance with the provisions of this Lease.

   c. Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

   d. Total Base Rent: $2,224,179.12

   e. Monthly Installments of Base Rent:

   Period                                                   Monthly Base Rent

   January 6, 1995 through & including February 28, 1995          $0.00

   March 1, 1995 through & including February 29, 1996       $25,170.75

   March 1, 1996 through & including February 28, 1997       $32,035.50

   March 1, 1997 through & including February 28, 1998       $38,900.25

   March 1, 1998 through & including February 28, 1999       $42,332.63

   March 1, 1999 through & including February 29, 2000       $46,909.13

   f. Common Areas: The Building lobbies, common corridors and hallways, restrooms, parking areas, stairways, and other generally understood public or common areas to the extent the same are not a part of the Premises. Landlord shall have the right to regulate or restrict the use of the Common Areas.

   g. Parking: Tenant shall be permitted to park 219 cars on a non-exclusive basis in the areas(s) designated by Landlord from time to time for parking.

   h. Premises: That portion of the Building containing approximately 54,918 square feet of Rentable Area, shown on Exhibit "A", located in and known as NorthTech Business Park, Suite 100-200.

   i. Project: The building of which the Premises are a part (the "Building") located at 20 Firstfield Road, Gaithersburg, Maryland 20878 and any other buildings or improvements on the real property (the "Property"), further depicted on Exhibit "B", and known as NorthTech Business Park.

   j. Rentable area: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

   k. Security Deposit: $46,909.13

   l. Landlord's Mailing Address: Real Estate Income Partners III, 27611 La Paz Road, P.O. Box 30009, Laguna Niguel, California 92607-0009, Attn: Asset Manager.

      With a copy to the Building Manager:

      Birtcher Property Services, 8605 Westwood Center Drive, Suite 206, Vienna, Virginia 22182.

      Tenant's Mailing Address: 20 Firstfield Road, Gaithersburg, Maryland
      20878.

   m. State: The State of Maryland.

   n. Tenant's Proportionate Share: The parties agree that Tenant's initial pro rata share as described in Section 5.2b (1)(a) is 100%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator or which is the Rentable Area of the Building, as determined by Landlord from time to time. The parties further agree that Tenant's initial pro rata share of the operating cost component of Project Operating Costs as described in Section 5.2b(1)(b) is 33.6%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord form time to time. If the area of the Premises, of the Building or of the Project change, Tenant's appropriate pro rata share shall be adjusted accordingly.

   o. Tenant's Use Clause: Assembly of notebook personal computers and computer hardware and related office use.

   o. Broker(s)

         Landlord's: Carey Winston Company

         Tenant's: Manekin Corporation

   In the event that Carey Winston Company represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

3. EXHIBITS AND ADDENDA

   The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

   a.       Exhibit "A" - Floor Plan showing the Premises.
   b.       Exhibit "B" - Site Plan of the Project
   c.       Exhibit "C" - Landlord's Work.
   d.       Exhibit "D" - Rules and Regulations.
   e.       Addenda:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. DELIVERY OF POSSESSION

   "Delivery of possession" shall be deemed to occur on the Commencement Date.

5. RENT

   5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. The monthly installments of Base Rent set forth at section 2e shall be payable in advance on or before the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

   5.2  Project Operating Costs.

        a. Effective as of March 1, 1995, Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share of all costs, expenses and obligations attributable to the Project and its operating, all as provided below.

        b. During each calendar year during the Term, Tenant shall pay to landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of Project Operating Costs in accordance with the provisions of this Section 5.2b.

           (1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

                (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments due and payable against the Building or Project, (ii) assessments or charges due and payable against the Building or Project by any redevelopment agency or any front foot benefit charges,
                (iii) any tax measured by gross rental received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches, branches or departments; provided that if at any time during the Term any governmental agency entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or
                (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other lease, or
                (4) any occupancy, use per capita or other tax, assessment, levy or charge based directly or indirectly upon use or occupancy of Premises or other premises within the building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. Project Operating Costs shall also include all costs incurred by Landlord in protesting the amount or real property taxes or assessments levied against the Building or Project, including without limitation, reasonable attorney's fees.

                (b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance) for the full replacement cost of the Building and Project as required by Landlord or ites lenders for the Project; (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project , and equipment, improvements and facilities located within the Project, including, without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project , whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market rental value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs)
                (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord which are reasonably intended to reduce Project Operating Costs; and
                (11) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project.

           (2) Tenant's Proportionate Share or Project Operating Costs shall be payable by Tenant to Landlord as follows:

                (a) Each calendar year, Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in maintaining and operating the Building and Project.

                (b) To provide for current payments of Tenant's Proportionate Share of the Project Operating Costs payable during each calendar year, as estimate by Landlord from time to time. Such payments shall be made in monthly installments, commending on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Project Operating Costs. It is the intention hereunder to estimate from time to time the amount of the Project Operating Costs for each calendar year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Project Operating Costs incurred for the preceding calendar year.

                (c) On or before April 1 of each calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's proportionate share of Project Operating Costs for the preceding calendar year. If Tenant's Proportionate Share of the actual Project Operating Costs for the previous calendar year exceed the total of the estimate monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Project Operating Costs for such calendar year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this
                Section 5.2 shall survive the Expiration Date.

                (d) Tenant's Proportionate Share of Project Operating Costs in any lease year having less than 365 days shall be prorated on a per diem basis.

                (e) If any dispute arises as to the amount of additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than 5%.

   5.3 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) as set forth in Section 2), or at such place, as Landlord may from time to time designate in writing without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

   5.4 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

   5.5 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in the or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. INTEREST AND LATE CHARGES

   If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear the interest at the lesser of fifteen percent (15% ) per annum or the maximum rate then allowed by law. Tenant acknowledges that the late payment of Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, within ten (10) days from the date it is due, Tenant shall pay Landlord's late charge equal to five percent (5%) of such compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

7. SECURITY DEPOSIT

   Tenant agrees to deposit with Landlord the Security Deposit set forth at
   Section 2K upon the execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

   If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payment or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant" default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within fifteen (15) days after the term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

8. TENANT'S USE OF THE PREMISES

   Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by an governmental authority having jurisdiction to be a violation of law or the certificate of occupancy issued for the governmental authority having jurisdiction to be a violation of law or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by an governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenants shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9. SERVICES AND UTILITIES

   Tenant shall make arrangements directly with the telephone company, electrical company and other public utilities servicing the Premises for telephone service, electrical current and power and other utilities in the Premises desired by Tenant. Tenant shall pay the entire cost of all telephone service, electricity consumed within the Premises, maintenance of light fixtures and replacement of lights, bulbs, tubes , ballasts and starters. Tenant acknowledges that the cost of providing hot water to and heating and air conditioning the Premises is included in Tenant's utility charges and Tenant shall have full responsibility for the payment thereof. Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of telephone service, electrical service or other utilities serving the Premises is changed or is no longer suitable for Tenant's requirements. Tenant's use of electric current shall never exceed the capacity of existing wiring, insulation or feeders to the Building or the Premises, and Tenant shall make no alterations or additions to the electrical equipment and/or appliances without the prior written consent of Landlord in each instance. Tenant shall not connect any apparatus with electric current, except through existing electrical outlets in the Premises.

   Landlord agrees to furnish water to the Premises (if applicable), and to provide water, electricity and heating, ventilation and air conditioning ("HVAC") to the Common Areas during generally recognized business days, and during hours determined by Landlord in its sole discretion. Landlord shall also maintain and keep lighted the Common Areas, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing such services any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring , through or in connection with or incidental to failure to furnish any such services.

   Tenant shall not consume water in excess of that usually furnished or supplied for the use of premises as general office space (as determined by Landlord) without first procuring the written consent of Landlord, which Landlord may refuse, and in the event of consent, Landlord may have installed a water meter in the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water consumed as shown by said meter, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company hired by Landlord at Tenant's expense.

   Nothing contained in this Article shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall say promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by by Landlord in keeping account of the utilities so consumed. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

10.CONDITION OF THE PREMISES

   Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the project) have been made to Tenant by Landlord or its Broker or Sales Agent. TENANT AGREES THAT IT ACCEPTS THE PREMISES IN ITS "AS IS" CONDITION. Tenant shall perform certain tenant improvements in accordance with the Work Letter attached as Exhibit "C".

11.CONSTRUCTION, REPAIRS AND MAINTENANCE

   a. Landlord's Obligations. Landlord shall maintain in good order, condition and repair the Building, Common Areas and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Project. Landlord shall furnish solely the following, the cost and expense of all which shall be included within the term Project Operating Costs as defined in Section 5.2:

      (1) Landlord shall cause cold water to be piped to the Project and to the Premises (if applicable);

      (2) Landlord shall cause removal of snow accumulations from the parking lot and sidewalks and cutting of the grass in the Common Areas designated pursuant to Section 11b hereof;

      (3) Landlord shall cause to be provided lighting for the exterior of the Project and of the Common Areas in the Project; and

      (4) Landlord shall cause to be maintained, repaired and replaced, when necessary, the heating and air conditioning, water and all other mechanical equipment, systems and fixtures applicable to the Common Areas whether located on the roof to the Premises or in the Premises. Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish, or delay in furnishing, any one or more of the above, which failure or delay is caused, in whole or in part, by war, insurrection, civil disturbance, riots, acts of God, governmental action, repairs, improvements, alterations, strikes, lockouts or picketing (whether legal or illegal), inability to obtain electricity, fuel or supplies, accidents, casualties, acts caused directly or indirectly by Tenant (or Tenant's agents, representatives, employees, licensees or invitees) any other act or cause beyond the reasonable control of Landlord. Any such failure or delay in furnishing the above shall be without any liability of Landlord to Tenant and shall not be deemed to be an eviction or disturbance in any manner of Tenant's use and possession of the Premises or relieve Tenant from its obligation to pay all Rent when due, or from any other obligation hereunder.

   b. Common Areas. Tenant, its employees, agents and invitees, shall have the nonexclusive right in common with Landlord and other tenants of the Building or Project, and their respective employees, agents and invitees, to the use of any and all driveways, common parking areas and other common areas that may be designated by Landlord. Such use shall be subject to the rules and regulations of the Landlord, and Tenant shall not obstruct or store anything in any Common Area or allow any objectionable noises or odors to emit from the Premises, or create or maintain a nuisance in any Common Area, or shall not distribute, solicit or canvass any occupants of the Building or Project.

   c. Tenant's Obligations.

      (1) Except for services frunished by Landlord pursuant to Article 9 hereof, Tenant at Tenant's sole expense shall maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures, eelectrical wiring, switches and fixtures, building standard furnishings and special items and equipment installed by or at the expense of Tenant.

      (2) Tenant shal be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the building, or (iv) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

      (3) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promplty commence wuch work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expand such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest, from the date of such work, at the lesser of fifteen percent (15%) per annum or the maximum rate than allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

   d. Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forht herein. Landlord shall be responsible for compliance with the requirements of Title III of the Americans with Disabilities Act of 1990 with respect to physical accessibiility to, within and about the Building an dProject of which the Premises are apart. Tenant shall be responsible for said compliance within the Premises, after the Commencemtn Date.

   e. Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hareafter in effect which would otherwise afford the Tenant the right to make repaiurs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

   f. Load and Equipment Limits. Tenants shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlor's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for b Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to landlord or other Building tenants.

   g. Except as otherwise expressly provided in this Lease, Landlord shall have no liablility to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

   h. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of appurtenance of the Building's mechanical, electrial, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

12.ALTERATIONS AND ADDITIONS

   a. Tenant shall not make any additions, alterations, or improvements to the Premises other than those described in the Work Letter attached hereto as Exhibit "C" without obtaining the prior written consent of Landlord. Landlord's consent may be withheld in Landlord's sole discretion or may be conditioned on Tenant's removing any such additions, alterations or improvements upon Landlord's election at or before the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good ant workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work will be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) of the cost of the work. Landlord's review or any plans in specification or consent to additions, alterations or improvements shall not be construed as a warranty or certification that such plans and specification or such additions, alterations or improvements are adequate for any purpose or comply with applicable laws, ordinances, or regulations, nor shall Landlor's approval or consent relieve Tenant from the obligation of complying with such applicable laws, ordinances and regulations.

   b. Tenant shall pay the costs of any work done on the Premisies pursuant to Section 12a, and shall keep the Premisies, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

      Tenant shall keep the Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Befor ethe actual commencement of any work for which a claim or lien may be filed, Tenant shall give the Landlord notice of the intended commencement date a sufficient time before that dat to enable Landlord to post notices of non-responsibility or any other notices which Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

   c. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12c shall relieve Tenant of its obligation under Section 12b to keep the Premises, Building and Project free of all liens.

   d. Unless their removal is required by Landlord as provided in Section 12a, all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13b.

13.LEASEHOLD IMPROVEMENTS: TENANT'S PROPERTY

   a. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Sections 12a, 12d or 13b.

   b. All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall proptly repair any damage to the Premises or to the Building resulting from such removal.

14.RULES AND REGULATIONS

   Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15.CERTAIN RIGHTS RESERVED BY LANDLORD

   Landlord reserves the following rights, exercisable without liability to Tenantfor (a) damage or injury to property, person or business, (b) causing an actual or constructive eviction from the Premises, or
   (c)disturbing Tenant's use or possession of the Premises:

   a. To name the Building and Project and to change the name or street address of the Building or Project;

   b. To install and maintain all signs on the exterior and interior of the Building and Project;

   c. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

   d. At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or morgagee of the Project, or to any assignee of any mortgage on the Project, to prospective tenants, or to others having an Interest in the Project or Landlord; and

   e. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or blancing controls and other parts of the HVAC system), and to take all steps as may be necessaryor desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its good faith reasonable efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16.ASSIGNMENT AND SUBLETTING

   No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

   a. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

   b. If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within ten (10) business days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. Subject to the other provision in the Article 15, if Landlord does not exercise such option, Tenant may assign the Lease or sublet such space to such proposed assignee or subtenant on the following further conditions:

      (1) Landlord shall have the right to approve such proposed assignee or subtenant, which approveal shall not be unreasonably withheld;

      (2) The assignment or sublease shall be on the same terms set forth in the notice given to landlord;

      (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

      (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained: and

      (5) Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subetting, however denominated under the assignment or sublease, shich exceed, in the agregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations alocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations Tenant hereunder;

      (6) Tenant shall not then be in default beyond the time herein provided, if any, to cure such default; and


      (7) Tenant shall be prohibited from negotiating with a person or entity whith whom Landlord is then negoatiating to lease space in the Building or Project, including any existing tenant in the Building or Project with whom Landlord is then negotiating to lease additional or expansion space in the Building or Project.

   c. Notwithstanding the provisions of paragraphs a and b above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any recapture or termination option to Landlord, to any corporation which contraols, is contraolled by or is under common control with Tenant, or to any corporation resulting form a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Article 8 remains unchanged.

   d. No subletting or assignment shall release Tenant of Tenant's obligation under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligation to be performed by Tenant hereunder. The acceptance or Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting rememdies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subletting or amendments or madifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

   e. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and 00/100 Dollars ($150.00) plus any attorney's fees reasonably incurred by Landlord in connection with such act or request.

   f. Any transfer, by operation of law or otherwise, of Tenant's interest in the Lease (in whole or in part) or of a fifty percent (50%) or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this lease within the meaning of this
      Section 16. The issuance of shares of stock to other than the existing shareholders is ddemed to be a transfer of that stock for the purposes of this Section 16. If, during the Term of this Lease, there is a transfer of less than a fifty percent (50%) interest in Tenant, then any other transfer of an interest in Renant which, when added to the total percentage interest previously transferred, totals a transfer of greater than fifty percent (50%) interest in Tenant shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Section 16.

17.HOLDING OVER

   If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to Term and Base Rent), but the Tenant shall pay for each month of such hold-over period a fair rental value equal to one hundred fifty percent (150%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Rem, which amount shall be payable on a quantum merit basis and not a rent. Such monthly rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination. TENANT HEREBY WAIVES ANY NOTICE OT QUIT OR VACATE THE PREMISES.

18.SURRENDER OF PREMISES

   a. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, or upon earlier termination of this Lease, in broom-clean condition an in as good condition as when Tenant took possession, except for (i) reasonable wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

   b. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage done to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

19.DESTRUCTION OR DAMAGE

   a. If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's option, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant is Tenants agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19d.

   b. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

   c. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but the Base Rent shall be partially abated as provided in Section 19a. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

   d. If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and building standard work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, building or Project as a result of any damage from fire or other casualty.

   e. Landlord and Tenant hereby acknowledge that the provisions of this
      Article 19 are interested to be the sole and exclusive provisions applicable in the event of any fire, casualty or unavoidable accident to the Premises or the Building, and that the same are provided in lieu of the operation of Md. Real Prop. Code Ann. 8-112 (as the same may be amended and any successor provision thereto).

20.EMINENT DOMAIN

   a. If the whole of the building or Premises is lawfully taken by condemnation or in any other manner for any public or ???-public purpose this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the building or Premises is so taken, this Lease shall be unaffected by such taking provided that (i) tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

   b. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assignee to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but net from Landlord) such compensation as may be reservable by Tenant in its own right for relocation expenses and damage personal property.

   c. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only is the extent of building standard work. Tenant shall be responsible at its sale cost and expenses for the repair, restoration and replacement of any other Leasehold improvements and Tenant's Property.

21.INDEMNIFICATION

   a. To the extent permitted by applicable law, Tenant shall indemnify and hold Landlord harmless against and from liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in the Premises from any cause other than Landlord's gross negligence or willful misconduct to the extent permitted by law. The provisions of this Section 21a shall survive the expiration or sooner termination of this Lease.

   b. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, and the like whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22.TENANT'S INSURANCE

   a. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgages of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement,
      (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty
      (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable, except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgages and Tenant as required by this Lease.

   b. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under
      (ii) above shall be paid to Tenant.

   c. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form coverage for not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability..

23.WAIVER OF SUBROGATION

   Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to any person or the waiving party's property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have or is required to have in force at the time of the loss or damage. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained during the Term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain this waiver.

24.SUBORDINATION AND ATTORNMENT

   This Lease is and shall be subject and subordinate to the lien of any mortgage (which term "mortgage" shall include both construction and permanent financing and shall include deeds of trust, ground leases and similar security agreements) which may now or hereafter encumber or otherwise affect the land and Building of which the Premises form a part, or Landlord's leasehold interest therein), and to all and any renewals, extensions, modifications, recastings or refinancing thereof; provided, however that Landlord's mortgagee may elect, at its sole election, that any mortgage held by such mortgagee shall be subordinate, in whole or in part, to this Lease.

   Within ten (10) days after written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust, or to the interest of any lease in which Landlord is leasee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement , Tenant shall have the right to obtain from any lender or lessor or Landlord requesting such subordination, on a non-disturbance agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

   In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of a lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

                                    Page 9

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   Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee a written statement certifying (a) that this Lease is unmodified and, if true, in full force and effect, or is in full force and effect as modified, and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters relating to this Lease as Landlord shall request. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that:
   (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) not more than one month's Rent has been paid in advance.

26.TRANSFER OF LANDLORD'S INTEREST

   In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

27.DEFAULT

   27.1 Events of Defaults The occurrence of any one or more of the following matters constitutes a Default by Tenant under this Lease:

        a. Failure by Tenant to pay any Rent or any other moneys required to be paid Tenant under this Lease within three (3) days after such payment is due and payable;

        b. Failure by Tenant to observe or perform any of the covenants with respect to assignment and subletting set forth in Article 16;

        c. Faire by Tenant to comply with Tenant's obligations set forth in
           Article 37;

        d. Failure by Tenant to cure, immediately after receipt of notice Landlord, any hazardous condition which Tenant has created in violation of law or this Lease;

        e. Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant;

        f. The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing.

        g. Tenant vacates or abandons the Premises or fails to take possession of the Premises when available for occupancy (the transfer of a substantial part of the operations, business and personnel of Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons," to be a vacation or abandonment within the meaning of this clause), whether or not Tenant thereafter continues to pay Rent due under this Lease;

        h. Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the substantial part of its property;

        i. A trustee or receiver is appointed for Tenant or for the major part of its property and is not discharged within sixty (60) days after such appointment; or

        j. Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (j) by Tenant or (ii) against Tenant and is allowed against it or is consented to buy it or is not dismissed within sixty (60) days after such institution.

   27.2 Rights and Remedies of Landlord If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:

        a. Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term of this Lease shall end, and all right, title and Interest of Tenant hereunder shall expire, on the date stated in such notice;

        b. Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

        c. Landlord may enforce the provisions of the Lease and may enforce and protest the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any sevenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of the Lease.

        d. Landlord's rights and remedies hereunder are cumulative. In the event of a breach by Tenant, Landlord shall have all rights and remedies provided by law.

   27.3 Rights to Re-Enter. If Landlord exercises either of the remedies provided in Sections 27.2a or b. Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with due process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinguishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

   27.4 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating the Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and any other sums accruing as they become due under the lease during the period from the date of such notice of termination of possession to the stated end of the term. In any case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and any other changes) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, and no Default occurred. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

27.5      Final Damages.  If this Lease is terminated by Landlord pursuant to
          Section 27.2a, Landlord shall be entitled to recover form Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any Workletter, (b) the aggregate sum which at the time of such termination represents the excess, if any of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the term provided for in Section 2e of this Lease or elsewhere herein and the amount projected by Landlord to represent any other charges for the remainder of the Term pursuant to Article 5 of this Lease, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case, on the basis of a five percent (5%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (c) any damages in addition thereto, including reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

27.6 Anticipatory Breach. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein.

27.7 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term, however terminated, at Landlord's option , shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

27.8 Attorneys' Fees. Tenant shall pay all of Landlord's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Tenant's obligations under this Lease, incurred by Landlord in any action brought by Tenant in which Landlord is the prevailing party, or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

27.9 Assumption or Rejection in Bankruptcy. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

27.10 Default Under Other Leases. If the term of any lease, other than this Lease, for any space in the Project under which Tenant is now or hereafter the tenant, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this Lease by notice to Tenant or to exercise any of the rights or remedies set forth in Section 27.2

27.11 WAIVER OF TENANT'S RIGHT OF REDEMPTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, TENANT HEREBY WAIVES ANY AND ALL RIGHTS OF REDEMPTION AND RIGHTS TO CURE ANY DEFAULT HEREUNDER (HOWSOEVER DENOMINATED) NOW OR HEREAFTER GRANTED TO TENANT PURSUANT TO APPLICABLE LAW. NO ACCEPTANCE BY LANDLORD OF ANY MONIES OWED BY TENANT TO LANDLORD SHALL CONSTITUTE A WAIVER OF THE PROVISIONS OF THIS ARTICLE 27 NOR SHALL ANY REFUSAL BY LANDLORD TO ACCEPT ANY TENDER BY TENANT OF ANY SUMS OWED BY TENANT TO LANDLORD, IN CONNECTION WITH ANY PURPORTED EXERCISE OF ANY RIGHT OF REDEMPTION OR RIGHT TO CURE TO WHICH TENANT WOULD OTHERWISE BE ENTITLED, CONSTITUTE A TERMINATION OF THIS LEASE OR A RELEASE OF TENANT FROM ANY LIABILITY HEREUNDER.

27.12 CERTAIN WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE AND EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY PURSUANT TO APPLICABLE LAW, TENANT HEREBY EXPRESSLY WAIVES THE SERVICE OF ANY NOTICE TO CURE OR VACATE OR TO QUIT THE PREMISES AND WAIVES THE SERVICE OF ANY OTHER NOTICE OR DEMAND PRESCRIBED BY ANY CURRENT OR FUTURE STATUTE OR OTHER APPLICABLE LAW.

27.13 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease, or if any representation or warranty is materially false, within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty
          (30) days, if Landlord fails to commence to cure within that thirty
          (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant by reason of any actual physical damage to Tenant's personal property at the Premises or injury to persons caused by Landlord's breach; provided, however, it is expressly understood and agree that if Tenant obtains a money judgement against Landlord resulting from any default or other claim arising under this Lease, that judgement shall be satisfied only out of the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. If, after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease, except as otherwise specifically provided herein.

28.       BROKERAGE FEES

          Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2p. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiating by reason of any alleged act of Tenant.

29.       NOTICES

          All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

30.       GOVERNMENT ENERGY OR UTILTY CONTROLS

          In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy of other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.       QUIET ENJOYMENT

          Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33.       OBSERVANCE OF LAW

          Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may herafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use of occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court or competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.

34.       FORCE MAJEURE

          Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes thererfor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or others causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay of stoppage. Nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35.       CURING TENANT'S DEFAULTS

          If tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

36.       SIGN CONTROL

          Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission , without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder payable within ten (10) days of written demand by Landlord. Notwithstanding the aforementioned, Tenant shall be permitted to install building signage of not more than 100 square feet. This right is subject to Landlord's approval of size, color, location and materials used as well as subject to all applicable city and country codes and regulations.

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37.       HAZARDOUS SUBSTANCES

37.1      Defined Terms

          a. "Claim" shall mean and include any demand, cause of action, proceeding or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines penalties, interest, contribution or settlement, (ii) the costs of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) enforcing insurance, contribution or indemnification agreements.

          b. "Environmental Laws" shall mean and include all federal, state and local statutes, ordinances, regulations and rules relation to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act , 33 U.S.C.
               Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq.; as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq; the Comprehensive Environmental Response, Compensation and Liability Act ("CERLA"), 42 U.S.C.
               Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ('TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et. seq.; and state superlien and environmental clean-up statutes, with implementing regulations and guidelines, as amended from tome to tome. Environmental Laws shall also include all state, regional, country, municipal and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

          c. "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Wasted Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R.
               Section 1910. 1200 et seq., and industrial process and pollution control wastes, whether or not hazardous within the meaning of RCRA; any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect render it subject to federal, state or local regulation, investigation, remediation, or removal as potentially injurious to public health or welfare.


          d. "Use" means to manage, generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of , or abandon Hazardous Materials.

          e. "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

          f. "Response"or "Respond" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.


     37.2 Tenant's Obligations with Respect to Environmental Matters. During the term of this Lease, (a) Tenant shall comply at its own cost with all Environmental Laws; (b) Tenant shall not Use, or authorize the Use of, any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by the Landlord, except for small quantities ordinarily used by office tenants in ordinary office equipment, such as copying machines, typewriters and personal computers; but only to the extent permitted by law; (c) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (d) Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (e) Tenant shall not discharge Hazardous Materials into Project drains or sewers; (f) Tenant shall not cause or allow the Release of any Hazardous Materials on, to, or from the Project; and
          (g) Tenant shall arrange at its own cost close-up for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

     37.3 Copies of Notices. During the term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquires or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress and other communications, written or oral, actual or threatened, from the United Statues Environmental Protection Agency, Occupational Safety and Health Administration, or other federal, state or local agency or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to or form the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws. Landlord and Landlord's beneficiaries, agents and employees shall have the right to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant's compliance with Environmental Laws.

     37.4 Tests and Reports. Upon written request by Landlord, Tenant shall provide Landlord without the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with all Environmental Laws relating to the Premises.

     37.5 Tenant's Obligation to Respond. If Tenant's Use of Hazardous Materials at the Premises (a) gives rise to liability or to a Claim under any Environmental Law, (b) causes a significant public health effect, or (c) creates a nuisance, Tenant shall promptly take all applicable action in Response.


     37.6 Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, its beneficiaries, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, representatives partners, officers, directors and employees from and against any and all Claims arising from or attributable to any breach by Tenant of any of its warranties, representations or covenants in the Article. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

     37.7 Owner's Representation and Warranty. Real Estate Income Partners Limited Partnership, represents and warrants that Real Estate Income Partners Limited Partnership, has not used or disposed, nor has Real Estate Income Partners Limited Partnership, authorized its agents to use or dispose of hazardous materials on the Premises in violation of law.

     38.  PARKING

          a. Parking Rules and Regulations. Tenant shall observe and abide by all parking rules and regulations created or imposed from time to time by Landlord. If Tenant commits, permits or allows any activity prohibited by the rules and regulations, Landlord shall have the right, without notice and in addition to any other available rights and remedies, to remove, tow or physically incapacitate the vehicle involved at Tenant's cost and expense, payable immediately upon demand.

          b. Changes by Landlord. Landlord reserves the right as it deems reasonably necessary to change or alter the parking, its layout or access thereto, and to restrict, expand or reduce the size of the parking spaces. Tenant acknowledges and agrees, however, that the parking spaces at the Project may change, either temporarily or permanently, as a result of governmental acts, or acquirements (including a taking by eminent domain or a sale in lieu thereof) or as a result of facts or circumstances not within Landlord's control.

          c. Waiver and Release. The right to park granted hereunder is solely for the convenience and accommodation of Tenant, and does not constitute a bailment or create the relationship of bailor and bailee. Tenant waives and releases Landlord from any responsibility or liability for loss or damage to any person or property respecting use of the parking by Tenant, its employees or invitees.

          d. No charge or parking during the term of this Lease. Landlord agrees that there shall be no charge to Tenant for Tenant's parking spaces during the original Term of this Lease.

     39.  MISCELLANEOUS

          a. Accord and Satisfaction: Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest Rent due, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

          b. Addends. If any provision contained in a Rider to this Lease is inconsistent with any other provision herein, the provision contained in the Rider shall control, unless otherwise provided in the Rider.

          c. Attorney's Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

          d. Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

          e. Changes Requested by Lender. Neither Landlord or Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

          f. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of Maryland.

          g. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc. Additionally, unless otherwise specifically provided herein, Landlord may grant or refuse its consent to any item in its sole discretion.

          h. Authority. If Tenant is a corporation or partnership, each individual signing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

          i. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

          j. Execution of Lease; No Option: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

          k.   Furnishing of Financial Statements;  Tenant's Representations.
               In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to landlord in connection with this Lease are true, correct and complete in all respects. Landlord shall use good faith reasonable efforts to keep Tenant's financial statements, records and information confidential, however, Tenant acknowledges that such financial statements, records and information may be disclosed to Landlord's employees, agents, and representatives, (including property manager and asset manager) as well as investors, lenders, buyers, prospective investors, prospective lenders and prospective buyers of the Project.

          l. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

          m. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

          n. Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

          o. Recording. Tenant shall not record the Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

          p. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect. In the event that any material provision (or any material part of any provision) contained in this Lease shall for any reason be held to be invalid, unlawful or unenforceable in any respect, Landlord and Tenant shall, at Landlord's election, amend this Lease so as to render every provision hereby fully valid, lawful and enforceable in all respect, and so as to result in a revised lease with equivalent economic and legal substance as if no provision or portion of this Lease had been declared invalid, unlawful or unenforceable.

          q. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

          r.   Time of the Essence.  Time is of the essence of this Lease.

          s. Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default.

               The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default.

               No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

               Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

               Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

     40.  WAIVER OF JURY TRIAL

          LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR USE AND OCCUPANCY OF THE PREMISES, EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING. TENANT HEREBY CONSTITUTES AND IRREVOCABLY APPOINTS ANY ATTORNEY OF ANY COURT OF RECORD TO BE THE TRUE AND LAWFUL ATTORNEY OF TENANT, AND, IN THE NAME, PLACE AND STEAD OF THE TENANT (a) TO APPEAR FOR AND ON BEHALF OF TENANT IN ANY COURT OF RECORD AT ANY TIME IN ANY ACTION OR ACTIONS BROUGHT AGAINST THE TENANT FOR THE ENFORCEMENT OF ANY RIGHT OF THE LANDLORD HEREUNDER, (b) TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND TRIAL BY JURY, AND (c) FROM TIME TO TIME, TO CONFESS JUDGMENT OR JUDGMENTS IN FAVOR OF THE LANDLORD AND AGAINST TENANT FOR ANY RENT OR OTHER CHARGES DUE HEREUNDER AND INTEREST THEREON, AND FOR THE COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES IN FAVOR OF LANDLORD, AND TO RELEASE ALL ERRORS THAT MAY OCCUR OR INTERVENE IN SUCH PROCEEDINGS, AND TO CONSENT THAT EXECUTION OF ANY JUDGMENT OR DECREE IN FAVOR OF LANDLORD AND AGAINST TENANT MAY ISSUE FORTHWITH.

TENANT                                          LANDLORD

International Data Products, Corp.              Real Estate Income Partners III,
                                                Limited Partnership

By: /s/ George D. Fuster                        By:      Birtcher Investments
----------------------------
Its: President                                  Its:     Authorized Agent
----------------------------
Date: 1/25/95                                   By:    /S/ Michael S. Buzar
----------------------------                      ----------------------------
                                                          Michael S. Buzar
By: /s/ Oscar Fuster                            Its:     Senior Vice President
----------------------------
Its: VP & Secretary                             Date:   1/31/95
----------------------------                      ----------------------------
Date: 1/25/95
----------------------------

                                   EXHIBIT "A"

                         To Lease dated January 6, 1995
                                 By and between

REAL ESTATE INCOME PARTNERS III, Limited Partnership, as Landlord, and International Data Products, Corp., as Tenant

                                   FLOOR PLAN

                                   [GRAPHIC]

                                   EXHIBIT "A"

                         To Lease dated January 6, 1995
                                 By and between

REAL ESTATE INCOME PARTNERS III, Limited Partnership, as Landlord, and International Data Products, Corp., as Tenant

                                   FLOOR PLAN




                                   [GRAPHIC]

                                   EXHIBIT "B"

                         To Lease dated January 6, 1995
                                 By and between

REAL ESTATE INCOME PARTNERS III, Limited Partnership, as Landlord, and International Data Products, Corp., as Tenant

                                    SITE PLAN



                                    [GRAPHIC]

                                   EXHIBIT "C"
                         To Lease dated January 6, 1995
                                 by and between
                    REAL ESTATE INCOME PARTNERS III, Limited
                   Partnership, as Landlord, and International
                         Data Products, Corp., as Tenant

                                   WORK LETTER

THIS WORKLETTER AGREEMENT ("Workletter") is executed simultaneously with that certain Lease Between Real Estate Income Partners III, as Landlord, and International Data Products, Corp., as Tenant Relating to demised premises ("Premises"), which Premises are more fully identified in the Lease. Capitalized Terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned To them in the Lease.

For and in consideration of the agreement it lease the demised premises and the mutual covenants contained Herein and in the Lease, Landlord and Tenant hereby agree as follows:

     1. Delivery of Premises. Landlord delivered the Premises to Tenant pursuant to that Temporary Occupancy Agreement dated January 6, 1995 and Tenant accepted the Premises in its "as is" condition.

     2. Work. Tenant, at its sole cost and expense, shall perform or cause to be performed the work (the "Work") in the Premises provided for in the Plans (as defined in Paragraph 3 hereof) submitted to and approved by Landlord, provided, however, that Tenant's work shall not include Tenant's furniture, furnishings, equipment or other interior decor. Tenant's Work shall be instructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements. Tenant shall commence the construction of the Work promptly following compellation of the pre-construction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction. Tenant shall coordinate its work so as to avoid interference with any work being performed by or on behalf of Landlord and other tenants in the Project.

     3. Preconstruction Activities:

     (a) As soon as reasonably possible, but in no event later than February 15, 1995, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                  (i) a detailed construction schedule containing the major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction;

                  (ii) an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;

                  (iii) evidence satisfactory to Landlord of Tenant's ability to pay the cost of the Work as and when payments become due. Such evidence shall be in the form of an unconditional written commitment from a responsible leader to pay for the Work or evidence of current net assets in the form of cash, cash equivalents or other liquid assets of Tenant which have been and will continue to be segregated for payment of the Work when due;

                  (iv) the names and addresses of Tenant's contractors (and the contractors' subcontractors) to be engaged by Tenant for the Work ("Tenant's Contractors"). Landlord has the right to approve or disapprove Tenant's Contractors. Tenant shall not employ as Tenant's Contractors any persons or entities disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractors(s) from Tenant's list, Tenant shall employ as Tenant's contractors only those persons or entities as approved. Landlord hereby approves Kerr/Mast Construction Group, Inc. Landlord may, at its election, designate a list of approved contractors for performance of work, involving electrical, mechanical, plumbing or life-safety systems, from which Tenant must select its contractors for such Work;

                  (v) certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord:

                  (vi) payment and performance bonds for all of Tenant's Contractors naming Landlord as a duel obligee; and

                  (vii) the Plans for the Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 3
                           (b) below.

     Tenant will update such information and items by notice to Landlord of any changes.

     (b) As used herein, the term "Plans" shall mean full and detailed architectural and engineering plans and specifications cover the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within five (5) days after the receipt thereof by Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion: (i) the Work is likely to affect adversely Building systems, the structure of the Building or the safety of the Building or project and their occupants; (ii) the Work would increase Landlord's ability to furnish services to Tenant or other tenants in the Project; (iii) the work would increase the cost of operating the Building; (iv) the Work would violate any governmental laws, rules or ordinances; or (v) the Work contains or uses hazardous or toxic materials; or
(vi) the Work would adversely affect the appearance of the Building or Project. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant's Request prior to completion of the full, final detailed Plans, in order to expedite preparation of the final Plans submitted by Tenant, Tenant shall, within three (3) days thereafter, submit to Landlord for its approval the Plans as amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinance, regulations or other governmental requirements.

     (c) No Work shall be undertaken or commenced by Tenant in the Premises until:

         (i)      the Plans have been submitted to and approved by Landlord;

         (ii)     all necessary building permits have been obtained by Tenant:

         (iii) all required insurance coverages have been obtained by Tenant. (Failure of Landlord to receive evidence of such coverage upon commencement of the Work shall not waive Tenant's obligations to obtain such coverages.);

         (iv) proper provision, which is satisfactory to Landlord, has been made by Tenant for payment in full of the cost of the Work;

         (v) items required to be submitted to Landlord prior to commencement of construction of the Work have been so submitted and have been approved, where required;

         (vi) the construction escrow referred to in Paragraph 10 hereof has been established and

         (vii) Landlord has given written notice that the Work can proceed subject to such reasonable conditions as Landlord may impose.

     4. DELAYS. IN THE EVENT TENANT FAILS TO DELIVER OR DELIVER IN SUFFICIENT AND ACCURATE DETAIL THE INFORMATION REQUIRED UNDER PARAGRAPH 3 ON OR BEFORE THE RESPECTIVE DATES SPECIFIED IN SAID PARAPGRAPH, OR IN THE EVENT TENANT, FOR ANY REASON, FAILS TO COMPLETE THE WORK ON OR BEFORE THE SCHEDULED COMMENCEMENT DATE OF THE TERM OF THE LEASE, TENANT SHALL BE RESPONSIBLE FOR RENT AND ALL OTHER OBLIGATIONS AS SET FORTH IN THE LEASE FROM THE SCHEDULED DATE FOR THE COMMENCEMENT DATE UNDER THE LEASE, REGARDLESS OF THE DEGREE OF COMPLETION OF THE WORK ON SUCH DATE, AND NO SUCH DELAY IN COMPLETION OF THE WORK ON SUCH DATE, AND NO SUCH DELAY IN COMPLETION OF THE WORK SHALL RELIEVE TENANT OF ANY OF ITS OBLIGATIONS UNDER SAID LEASE.

     5. Charges and Fees,Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Work including supervisory fee to Landlord in an amount equal to $15,000.00, which shall be retained by Landlord, as Landlord's administrative and overhead expense and a fee for completed space plans in an amount equal to 5,500.00.

     6. Change Orders. All changes to the final Plans requested by Tenant must be approved by landlord in advance in the implementation of such changes as part of the Work. All delays caused by Tenant- initiated change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Leas or the rental and other obligations therein set forth.

     7. Standards of Design and Construction and Conditions of Tenant's Performance. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in the Paragraph 7, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

     (a) Tenant's Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters. Approval by Landlord of the Plans shall not constitute a waiver of this requirement of assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

     (b) Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall obtain, at its own cost and expense, an occupancy permits for the Premises, which permit shall be delivered to Landlord. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Lease or rental and other obligations therein set forth.

     (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building or Project in order not to affect adversely construction work being performed by or for Landlord or its tenants, it being understood that, in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant's Contractors.

     (d) Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) which Landlord deems to be necessary of an emergency basis, (ii) which pertains to structural components, building systems or the general utility systems for the Building, (iii) which pertains to the erection of temporary safety barricades or signs during construction, or
     (iv) which pertains to patching of the Work and other work in the Building.

     (e) Tenant shall use only new, first-class materials in the Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant. Tenant shall obtain warranties of at least one (1) year's duration from the completion of the Work against defects in workmanship and materials on all performed and equipment installed in the Premises as part of the Work.

     (f) Tenant and Tenant's Contractors, in performing work, shall not interfere with other tenants and occupants of the Project. Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to construction activities undertaken so as not to interfere with operation of the Project and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building or Project.

     (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building or Project. No such action by Landlord shall delay the commencement of the Lease or the rental and other obligations therein set forth.

     (h) Utility costs or charges for ant service (including) HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant and shall be paid for by Tenant at Landlord's rates. Tenant shall apply and pay for all utility maters required. Tenant shall pay for all support services provided by Landlord's contractors. Tenant shall arrange and pay for the removal of construction debris and shall not place debris in the Building's or Project's waste containers.

     (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers contractors and other representatives at all times during the period in which the Work is being constructed and installed and following completion of the Work.

     (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same as soon as reasonably possible. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraphs 9 and 10 below.

     (k) Tenant shall have no authority to deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall furnish Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

     (l) Landlord shall have the right to run utility lines, pipes, conduits ductwork and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair alter, replace or remove the same, and to require Tenant to install maintain proper access panels thereto.

     (m) Tenant shall impose on and enforce all applicable terms with this Workletter Agreement against Tenant's architect and Tenant's Contractors.

8. Insurance and Indemnification.

     (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

         (i) workers' compensation and employers' liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability aforementioned acts;

         (ii) comprehensive or commercial general liability insurance (including contractors' protective liability) in an amount not less than $2,000,000.00 per occurrence whether involving bodily injury liability

                  (or death resulting thereform) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00 and with umbrella coverage with limits not less than $10,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting thereform, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them;

         (iii) comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or nonowned, in an amount not less than $500,000.00 for each person in oneaccident and $1000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting thereform, and damage to the Property of others arising form its operations under the contracts, whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employee by any of them;

         (iv) "all risk" builder's risk insurance upon the entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said "all risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (expect the worker's compensation policy) shall be endorsed to include as additional insured parties Landlord and its beneficiaries, their partners, directors, officers, employees and agents, Landlord's contractors, Landlord's architects, and such additional persons as Landlord may designate. The waiver of subrogation provisions Contained in the Lease shall apply to all insurance policies (except the workers' compensation policy) to be obtained by Tenant pursuant to this Paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation for nonrenewal of coverage (except that ten (10) days' notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

     (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord's contractors and Landlord's architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Project, the Building and the Premises, including, without limitation, mechanics' liens or the cost of any repairs to the Premises, Building or Project necessitated by activities of Tenant or Tenant's Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees Or licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance Requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or Insurance provision of the Lease.

9. Landlord's Contribution: Excess Amounts.

     (a) Upon completion of the work, Tenant shall furnish Landlord with final waivers of liens and contractors' affidavits, in such form as may be required by Landlord and Landlord's title insurance company, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

     (b) Upon completion of the Work and Tenant's satisfaction of all requirements set for herein, Landlord shall make a dollar contribution in the amount of Four Thousand Six Hundred Fifty- Nine and No/100 Dollars ($400,659.00) ("Landlord's Contribution") for application to the extent Thereof to the cost of the Plans, the Work and Tenant's actual. Documented costs to complete its physical move (the "Moving Expenses"). If such cost of the Plans, the Work and the Moving Expenses exceeds Landlord's Contribution, or if the Moving Expense exceed One and No/100 Dollars ($1.00) per rentable square foot, Tenant solely shall have responsibility for the payment of Such excess cost. If the cost of the Plans, the Work and the Moving Allowance is less than Landlord's Contribution, Landlord shall be entitled to retain such excess amount. Notwithstanding Anything herein to the contrary, Landlord may deduct from Landlord's Contribution any amounts due to Landlord or its architects or engineers under this Workletter.

10. Construction Escrow. Prior to commencement of any construction or payment to Tenant or to any of Tenant's Contractors, Tenant shall establish a construction escrow or other payment procedure acceptable to Landlord at a title insurance company designated by Landlord providing for payment to Tenant's Contractors and payment of all other costs associated with the Work as the Work progresses, upon the title insurance company's satisfactory review of lien waivers and sworn statements from the Tenant's Contractors and other applicable parties and upon the title insurance company's willingness to issue title insurance over mechanics' lien relating to Tenant's contacts and the Work to the date of each draw. Tenant shall pay for the Work when required under its contracts for the Work and shall not permit the Premises or the Building to become subject to any lien on account of labor, material or services furnished to Tenant. Tenant shall, from time to time, deposit funds into the construction escrow in amounts sufficient to pay the costs of the Work. Tenant may not withdraw funds except to pay Tenant's Contractors, unless Landlord has consented To such withdrawal of funds by Tenant and shall also provide that if Tenant fails to pay for the Work when Due or if any mechanics' lien is filed in connection with the Work, Landlord may use and withdraw the funds in the escrow to pay for the Work or remove the lien without Tenant's consent. Tenant shall provide such contractor's affidavits, partial and final waivers of lien, architect's certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be requested by Landlord, such title insurance company or any holder of a mortgage on the Building in connection with said escrow or consistent with any other title insurance requirements concerning the Work.

         11.      Miscellaneous.

                  (a) Except as expressly set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

                  (b) If the plans for the Work require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number provided in the core of the Building in which the Premises are located, then Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or Telephone/.electrical closets.

                  (c) Time is of the essence under this Workletter.

                  (d) Any person signing this Workletter on behalf of Landlord and/or Tenant warrants and represents he has authority to do so.

                  (e) If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the work pursuant to the approved Plans and continue t o hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease, and, Landlord shall have all the rights and remedies granted to Landlord under the lease for non-payment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

      (f) Notices under this Workletter shall be given in the same manner as under the Lease.

      (g) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

      (h)  The headings set forth herein are for convenience only.

      (i) This Workletter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Workletter may only be amended if in writing and duly executed by both Landlord and Tenant.

IN WITNESS WHEREOF, this Workletter is executed as of this 31st day of January, 1995.

                                       LANDLORD:

                                       REAL ESTATE INCOME PARTNERS III
                                       By:  Birzhar Investments
                                       Its: Authorized Agent


                                       By:  /s/ [illegible]
                                            ---------------------------

                                       Title:
                                            ---------------------------

                                       TENANT:

                                       INTERNATIONAL DATA PRODUCTS, CORP.

                                       By:  /s/ Oscar Fuster
                                            ---------------------------

                                       Title:  VP & Secretary

                                  EXHIBIT "D"
                          To Lease dated January 6, 1995
                                 by and between
        REAL ESTATE INCOME PARTNERS III, Limited Partnership, as Landlord,
                 and International Data Products, Corp., as Tenant.

                             RULES AND REGULATIONS

1. The sidewalks, entrances, passages, concourses, ramps, courts, vestibules, stairways, corridors, or halls shall not be obstructed or used by Tenant or the employees, agents, servants, visitors or business of Tenant for any purposes other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for delivery by Landlord.

2. No awnings, air conditioning units, fans or other projections shall be attached to the Building. No curtains, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Premises or Building, without the prior written consent of Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be fluorescent, of a quality type, design and bulb color approved by Landlord unless the prior consent of Landlord has been obtained for other lamping.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord and shall be of a size, color and style acceptable to Landlord.

4. The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building, shall not be severed or obstructed by Tenant, nor shall any articles be placed on the windowsills. No showcases or other articles shall be put in front or affixed to any part of the exterior of the Building, not placed in the halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord.

5. The electrical and mechanical closets, water and wash closets, drinking fountains and other plumbing, electrical and mechanical fixtures shall not be used for any purposes other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, drilling of nails or screws, outting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not lay floor tile or other similar floor covering in the Premises, except with the prior approval of Landlord.

7. No portion of the Premises or the Building shall be used or occupied at any time for manufacturing, for the storage of merchandise, for the sale of merchandise, goods or property of any kind at auction or otherwise without the express consent of Landlord, or as sleeping or lodging quarters.

8. Tenant, Tenant's servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Premises any hazardous waste, toxic, inflammable, combustible, caustic, poisonous or explosive fluid, chemical or substance.

9. No bicycles, vehicles, or animals of any kind (other than a seeing eye dog for a blind person), shall be brought into or kept by Tenant in or about the Premises of the Building.

10. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an office for offset printing or for the possession, storage, manufacture, sale of liquor or narcotics, or as a barber or manicure shop, a labor office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in the Lease and with the express consent of the Landlord. Tenant shall not engage or pay any employees on the Premises, except those actually working for such Tenant on said Premises.

11. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or Project or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. In no event shall Tenant, without the prior written consent of Landlord, use the name of the Building or Project or use pictures or illustrations of the Building or Project.

12. Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property.

13. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect without the consent of the Landlord. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys, either furnished to, or otherwise procured by Tenant, shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use. Tenant shall not copy any keys.

14. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

15. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not be a service for others, without Landlord's prior permission.

16. No freight, furniture or bulky matter of any description will be received into the Building or Project except in such manner, during such hours and using such passageways as may be approved by Landlord, and then only upon having been scheduled at least two (2) working days prior to the date on which such service is required. Any hand trucks, carryalls, or similar appliances suited for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

17. Tenants, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building or Project.

18. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building or Project, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building with Landlord's prior written approval.

19. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

20. Tenant, its servants, employees, customers, invitees and guests shall, when using the parking facilities in and around the Building observe and obey all signs regarding fire lanes, no parking zones, visitor parking and handicapped zones, and when parking, always park between designated lines. Landlord reserves the right to tow away, at the expense of the owners, any vehicle which is improperly parked or parked in a "No Parking" zone. All vehicles shall be parked at the sole risk of the owners, and Landlord assumes no responsibilities for damage or loss of vehicles. There shall be no overnight parking of any kind, without Landlord's prior written consent, which consent may be granted or withheld at Landlord's sole discretion.

21. Tenant shall not serve, nor permit the serving of alcoholic beverages in the Premises unless Tenant shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

22. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Landlord.

23. Canvassing, soliciting and peddling in the Building or Project is prohibited and Tenant shall cooperate to prevent the same.

24. Except as otherwise explicitly permitted in its lease, Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord.

25.   Tenant shall at all times keep the Premises neat and orderly.

26. The regular business hours of the Building shall be between 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays. The Building shall be closed to the public on Sundays, and on New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, the Thanksgiving holiday and Christmas, and such other federal or state holidays as Landlord shall elect by notice to the Tenants.

















                                      27